Exhibit 10.1

AMENDMENT TO THE

SEVENTH AMENDED AND RESTATED

EXECUTIVE EMPLOYMENT AGREEMENT

THIS AMENDMENT to the Seventh Amended And Restated Employment Agreement (the “Agreement”) made and entered into on this 28th day of December, 2018 (the “Effective Date”), between CapStar Financial Holdings, Inc., a Tennessee corporation established to be a bank holding company, headquartered in Nashville, Davidson County, Tennessee, hereinafter referred to as “Company” and Claire W. Tucker, hereinafter referred to as “Executive.”

RECITALS:

WHEREAS, under the terms of the Agreement, the parties anticipate that the Executive will continue employment with the Company through May 31, 2019;

WHEREAS, based on the Board’s Review of Executive’s Base Salary, the Board has determined that Executive’s Base Salary should be increased as provided in Section 3(a) of the Agreement, effective January 1, 2019;

NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Section 3(a) of the Agreement is hereby replaced by the following:

3. Compensation. Effective on January 1, 2019 and during the term of Executive’s employment hereunder (the “Term”):

(a) Salary. For the services provided for herein, CapStar shall pay to Executive, and Executive shall accept from CapStar, a base salary of Five Hundred Twenty-Five Thousand and No/100 Dollars ($525,000.00), per annum (Executive’s “Base Salary”), subject to any and all withholdings and deductions required by law, payable in accordance with the customary payroll practices of CapStar. During the term of this Amended Agreement, Executive’s Base Salary shall be reviewed from time to time by the Board, and, may be increased, but not decreased below the Base Salary, from time to time by the Board, based upon such factors as it may establish from time to time.

[Execution Page follows]

EXECUTION PAGE

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed and delivered as of the day and date first written above.

CAPSTAR:		EXECUTIVE:

CapStar Bank and CapStar Financial Holdings, Inc.

/s/ Claire W. Tucker
Claire W. Tucker
By:	/s/ Dennis Bottorff
Denny Bottorff, Chairman of the Board